EXHIBIT 11.1

                      THE FOREFRONT GROUP, INC.

        STATEMENT REGARDING COMPUTATION OF NET LOSS PER SHARE
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
                                                 For the Three Months Ended
                                                        September 30,
                                                     1995           1996
                                                 ------------    -----------
Weighted average shares outstanding                 3,501,927      6,119,516
Effect of preferred stock, common stock,
  options and warrants issued in twelve
  months preceding the Company's initial
  public offering                                     817,538            ---
                                                 ------------    -----------
Shares used in computing net loss per share         4,319,465      6,119,516
                                                 ============    ===========
Net loss                                         $   (216,962)   $(2,685,804)
                                                 ============    ===========
Net loss per share                               $      (0.05)   $     (0.44)
                                                 ============    ===========

                                                  For the Nine Months Ended
                                                         September 30,
                                                    1995             1996
                                                 ------------    -----------

Weighted average shares outstanding                 3,487,195      5,949,484
Effect of preferred stock, common stock,
  options and warrants issued in twelve
  months preceding the Company's initial
  public offering                                     817,538            ---
                                                 ------------    -----------
Shares used in computing net loss per share         4,304,733      5,949,484
                                                 ============    ===========
Net loss                                         $   (116,556)   $(5,638,056)
                                                 ============    ===========
Net loss per share                               $      (0.03)   $     (0.95)
                                                 ============    ===========
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